Exhibit 99.1

Explanation of Responses:

(1)
Includes securities of the Issuer directly held by Capital Z Financial Services Fund II, L.P. ("Capital Z"), Capital Z Financial Services Private Fund II, L.P. ("Capital Z Private Fund") and Capital Z Management, LLC (“CZM”) as well as securities of the Issuer directly owned by Capital Z Partners III, L.P. ("Capital Z III"). The sole general partner of Capital Z and Capital Z Private Fund is Capital Z Partners, L.P. ("Capital Z LP"), and the sole general partner of Capital Z LP is Capital Z Partners Ltd. ("Capital Z Ltd"). Capital Z Partners III GP, L.P. ("Capital Z III LP") is the general partner of Capital Z III. Capital Z Partners III GP, Ltd. ("Capital Z III GP") is the general partner of Capital Z III LP and the ultimate general partner of Capital Z III. Capital Z Partners Management, LLC ("CZPM") is the investment authority for Capital Z, Capital Z Private Fund and Capital Z III, and its principal business is performing investment management services for Capital Z, Capital Z Private Fund and Capital Z III.  CZPM, Capital Z III GP, Capital Z III LP and Capital Z III may be deemed to be part of a "group" along with Capital Z, Capital Z Private Fund, Capital Z LP and Capital Z Ltd and CZM (within the meaning of Rule 13d-5(b) under the Securities Exchange of 1934, as amended and incorporated by reference in Rule 16a-1 of the Exchange Act) but each individual entity described above disclaims beneficial ownership of securities held by any other entity except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by such other entity.

(2)
Mr. Cooper is a shareholder of Capital Z Ltd and CZM and an officer and co-owner of CZPM. Mr. Cooper may be deemed to be part of a group along with Capital Z, Capital Z Private Fund, Capital Z LP, Capital Z Ltd, CZM, Capital Z III GP, Capital Z III LP, Capital Z III and CZPM and may be deemed to be the beneficial owner of the securities held by such entities, although Mr. Cooper disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by Capital Z, Capital Z Private Fund, Capital Z LP, Capital Z Ltd, Capital Z III GP, Capital Z III LP, Capital Z III and CZPM.